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         EMPLOYMENT AGREEMENT made April 20, 1998 between All-Tech Investment
Group, Inc., a Delaware corporation ("the Corporation"), with principal offices at 160 Summit Avenue, Montvale, New Jersey 07645 and HARVEY HOUTKIN, who resides at 99 Oratam Road, Airmont, New York 10952 ("the Employee").

         In consideration of the covenants and agreements herein contained, the parties agree as follows:

         1.       Employment, Acceptance and Term.

                  The Corporation hereby employs the Employee and the Employee hereby accepts employment from the Corporation for a term of three years, commencing on the effective date of the initial public offering of Common Stock by the Company. The term of employment hereunder may be extended from time to time by such additional period or periods as shall be mutually agreed to in writing by the Corporation and the Employee.

         2.       Duties and Authority.

                  2.1 During the term of his employment hereunder the Employee shall devote substantially all of his time and energies to the business and affairs of the Corporation. The Employee agrees to use his best efforts, skill and abilities to promote the Corporation's interests; to serve as a director and officer of the Corporation and any of its subsidiary corporations if elected by the Board of Directors or stockholders of the Corporation and any such subsidiary corporation; and to perform such duties (consistent with his status as set forth below in this Paragraph 2 as may be assigned to him by the Board of Directors of the Corporation.

                  2.2 Subject to the direction and control of the Corporation's Board of Directors, the Employee shall be the Chairman, Chief Executive Officer and Secretary of the Corporation. The Employee will perform his services subject only to the direction and control of the Corporation's Board of Directors and will report only to the Corporation's Board of Directors.

                  2.3 The Corporation's management will recommend to its Board of Directors that so long as the Employee's employment by the Corporation continues (i) the Employee be nominated for election as a director at each meeting of stockholders held for an election of directors; (ii) the Employee be elected as Chairman and Chief Executive Officer of the Corporation by the Board of Directors at its first meeting following the execution of this Agreement, and that the Employee be elected Chairman and Chief Executive Officer of the Corporation at each meeting of directors thereafter called therefor; (iii) if the Board of Directors of the Corporation shall appoint an Executive Committee, the Employee be elected to serve as a member of such committee; and (iv) the



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Corporation shall not confer on any other officer or employee, except its president, authority, responsibility or powers superior or equal to the authority, responsibility or powers vested in the Employee.

         3.       Compensation.

                  3.1 As an inducement to the Employee to enter into this Agreement, and in consideration of the services to be rendered by the Employee under this Agreement, the Corporation shall pay to the Employee during the each year he renders his services hereunder the amount of $500,000.

                  3.2 During the term of his employment hereunder the Corporation shall pay to the Employee, in addition to the amount paid to the Employee under the preceding Paragraph 3.1, the Employee shall be entitled to 5% of the net earnings before taxes of the Corporation for each such year, payable quarterly, to a maximum of $500,000 for each of the first two years of the term hereof and to a maximum of $1,500,000 for the third year of the term hereof.

                  3.3 In addition to the foregoing, the employee may elect to participate in the All-Tech Investment Group, Inc. 401(k) Plan in respect of any year. The Corporation agrees to review the Employee's compensation hereunder not less than annually and may make such increases therein as the Corporation shall, in its discretion, deem appropriate taking into account all relevant factors.

         4.       Expenses.

                  4.1 Upon submission of proper vouchers, the Corporation will pay or reimburse the Employee for all transportation (first-class), hotel and living expenses incurred by the Employee on business trips outside Montvale, New Jersey and for all other business and entertainment expenses reasonable incurred by him in connection with the business of the Corporation and its subsidiaries during the term of his employment hereunder.

                  4.2 In order to facilitate the performance of the Employee's duties hereunder, and otherwise for the convenience and in the interests of the Corporation, the Corporation will furnish to the Employee for his use seven days a week a passenger automobile. All expenses of operating, repairing, insuring, garaging and otherwise maintaining such automobile shall be borne and paid for by the Corporation.





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         5.       Stock Options; Insurance.

                  5.1 The Employee shall be entitled to participate in the Corporation's Qualified Stock Option Plan, a copy of which has heretofore been furnished to the Employee.

                  5.2 If the life insurance coverage provided to the Employee under the Corporation's general insurance plans shall be less than $1,000,000 the Corporation shall (subject to the Employee passing any required physical examination) furnish to the Employee and pay all premiums computed at standard premium rates on one or more additional policies of term life insurance having an aggregate coverage equal to the difference between $1,000,000 and the coverage available to the Employee under the said general insurance plans. The Employee shall be insured under such additional policies (which shall have benefits and other features no less favorable to the Employee than those applicable under the Corporation's general insurance plans) and shall have the right to designate all beneficiaries thereunder and to select any settlement options available thereunder. The Employee will take all action reasonable requested by the Corporation in connection with the procurement of such additional policies of life insurance. All references in this Paragraph 5.2 to life insurance provided under the Corporation's general insurance plans shall include all death benefits payable under the All-Tech Investment Group, Inc. 401(k) Plan and any subsequently adopted pension plan.

         6.       Additional Benefits.
                  In addition to the compensation, expenses and other benefits to be paid or provided under Paragraphs 4 and 5, the Employee will be entitled to participate in any insurance, pension or other benefit plan of the Corporation or any of its subsidiaries now existing or hereafter adopted for the benefit of the executives or employees generally of the Corporation or any subsidiary. No payment under this Agreement shall be deemed to constitute payment to the Employee, his legal representatives or beneficiaries, in lieu of, or pension or other benefit or payment under any such insurance, pension or other benefit plan, and no payment under any such plan shall decrease any payment or benefit under this Agreement, except that any amounts paid on account to the Employee's contribution to any Benefit Plan shall be deemed part of Employee's compensation as provided in Paragraph 3.2.

         7. Termination of Employee at End of Term; Amount of Such Termination.

                  7.1 In the event of the Employee's death during his employment by the Corporation, the Corporation shall pay to the Employee's estate the compensation due Employee hereunder through the last day of the calendar month in which death shall have occurred, or to such person or persons as Employee may designate by a writing

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to the Corporation from time to time or, in if there is no such designation, to his legal representatives. Such compensation shall be determined by multiplying the Employee's salary by a fraction the numerator of which shall be the number of months of the year that shall have elapsed through the last day of the calendar month in which the Employee's death shall have occurred and the denominator of which fraction shall be twelve; from the amount so determined there shall be deducted all payments theretofore made to or for the benefit of the Employee under Paragraph 3.2 here in respect of the year involved.

                  7.2 This Agreement may be terminated by the Corporation before the expiration of the term of employment hereunder if the Employee becomes disabled during his employment hereunder so that he is unable to substantially perform his services hereunder for an aggregate of six months within any period of twelve consecutive months. Such termination shall be determined by resolution of the Corporation's Board of Directors after the expiration of said six months, said termination to be effective thirty (30) days after written notice to the Employee of the adoption of such resolution. The compensation due Employee hereunder shall be paid through the last day of the calendar month in which such termination shall have occurred. Such compensation shall be determined by multiplying Employee's salary by a fraction, the numerator of which shall be the number of months of the year that shall have elapsed through the last day of the calendar month in which such termination shall have occurred and the denominator of which fraction shall be twelve; from the amount so determined there shall be deducted all payments theretofore made to or for the benefit of the Employee under Paragraph 3.2 hereof in respect of the year involved.

                  7.3 If the Employee shall not be elected (and continued during the term of his employment hereunder) as Chairman and Chief Executive Officer of the Corporation and as a member of the Executive Committee (if any) appointed by the Board of Directors of the Corporation, or if the Employee shall not be afforded the authority, responsibilities and prerogatives contemplated in Paragraph 2.2 hereof; the Employee shall have the right to terminate his employment under this Agreement by sixty (60) days' prior written notice to the Corporation given at any time within ninety (90) days after such event. If the Employee elects to terminate his employment pursuant to this Paragraph 7.3, the Employee shall nevertheless have the right to continue to receive from the Corporation as severance payments and in consideration of the Employee's continued compliance with the covenant not to compete contained in Paragraph 10 (in lieu of any other rights or claims the Employee may have in respect of this Agreement) (i) payment of all amounts that would otherwise have been paid to the Employee, at the time or times such amounts would otherwise have been paid to the Employee, as compensation under Paragraph 3.2 during the entire balance of the three year term of employment provided for in this Agreement and (ii) a continuation

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for the entire balance of such three year term of the life insurance coverage to be provided and paid for by the Corporation for the entire balance of such three year term of the life insurance coverage to be provided and paid for by the Corporation pursuant to Paragraph 5.2; provided, however, if the unexpired portion of the term of employment hereunder shall be less than twenty-four months at the time such termination becomes effective, the amounts payable by the Corporation under the preceding clauses (i) and (ii), which amounts shall be paid as severance payments and in consideration of the Employee's continued compliance with the covenant not to compete contained in Paragraph 10, shall be paid for a period of twenty-four months following the effective date of such termination. If the Employee shall die or become disabled subsequent to the termination of his employment under this Paragraph 7.3, such death or disability shall not diminish or impair his (or his legal representative's or other successor's) right to receive the payments and benefits provided for in this Paragraph 7.3.

                  7.4. If the Employee shall be discharged without cause during the term of his employment hereunder, he shall be entitled to receive from the Corporation (in lieu of any rights or claims the Employee may have in respect of this Agreement), as severance payments and in consideration of the Employee's continued compliance with the covenant not to compete contained in Paragraph 10, amounts and life insurance coverage determined in the same manner and for the same period as provided in Paragraph 7.3.

                  7.5 If the Employee shall be discharged for cause during the term of his employment hereunder, the Corporation's obligation to pay compensation or other amounts payable hereunder to or for the benefit of the Employee shall terminate on the date of such discharge. As used herein the term "for cause" shall mean and include chronic alcoholism, drug addiction, dishonesty, malfeasance and misfeasance.

         8.       Payments Upon Expiration of Initial or Additional
                  Employment Term.

                  8.1 If the Employee remains in the employ of the Corporation during the entire initial three year term of employment provided herein and if the Employee is willing to renew or extend the term of his employment for an additional period of not less than three years beyond the initial three year term of employment provided herein, on substantially the same terms and conditions applicable during the third year of such employment term (including, without limitation, the rate of compensation payable to the Employee under Paragraph 3.2, and the other benefits available to the Employee hereunder, during such third year), but the Corporation is unwilling to enter into a renewal or extension of the Employee's employment on such terms and conditions, then the Employee shall receive as severance compensation and in consideration of the Employee's continued compliance with the covenant not to compete contained in

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Paragraph 10, for a period of twelve months following the expiration of the three year term of employment hereunder, (i) payment of all amounts that would otherwise have been paid to the Employee, at the time or times such amounts would otherwise have been paid to the Employee, as compensation under Paragraph
3.2 as if the provisions of such Paragraph 3.2 were applicable during such period of twelve months and (ii) a continuation during such period of twelve months of the life insurance coverage to be provided and paid for by the Corporation pursuant to Paragraph 5.2. The Employee acknowledges and agrees that not other payments or benefits hereunder shall be paid to or available to him in respect of such period of twelve months. If the Employee shall die or become disabled subsequent to the termination of the three year term of employment provided herein, such death or disability shall not diminish or impair his (or his legal representative's or other successor's) right to receive the payments and benefits provided for in this Paragraph 8.1.


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                  8.2 The terms and conditions applicable to the additional
term of employment hereunder shall not obligate the Corporation to issue to the Employee any stock options.

         9. Change of Control: Extension of Employment Term; Employee's Status; Payments Upon Termination During Extended Terms

                  9.1 If at any time during the three year term of employment hereunder control of the Corporation shall be obtained by any person or persons not now in control acting in concert (including, without limitation, the acquisition of control incident to the merger or consolidation of the Corporation with or into any other corporation, or the acquisition by any other corporation of all or substantially all of the assets and business of the Corporation), the term of the Employee's employment hereunder shall, without any further action by the Board of Directors of the Corporation or otherwise, automatically be extended for a period of months equal to such number of months as shall be necessary, when added to the number of months of the original three year term of employment then remaining, to bring the then remaining term of employment hereunder to three years, commencing on the effective date of such transfer of control. As used in this paragraph the word "control" shall mean the direct or indirect ownership of voting shares of stock of the Corporation (or any successor pursuant to a merger, consolidation or sale of all or substantially all of the assets and business of the Corporation) sufficient to direct or cause the direction of the management and policies of the Corporation.

                  9.2 If the term of the Employee's employment hereunder shall be automatically extended pursuant to Paragraph 9.1 in connection with the merger or consolidation of the Corporation with or into any other corporation, or the acquisition by any other corporation of all or substantially all of the assets and business of the Corporation, and if the Employee's status as chief operating officer or chief executive officer, as the case may be, of the Corporation immediately prior to the transaction involved shall not continue after such transaction with respect to the parent corporation of the combined or successor enterprise, or if with respect thereto he shall not be afforded the authority, responsibilities and prerogatives contemplated in

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Paragraphs 2.2 and 2.3, the Employee shall have the right to terminate his employment hereunder pursuant to Paragraph 7.3.

                  9.3 If the term of Employee's employment hereunder shall be automatically extended pursuant to Paragraph 9.1 and thereafter during such extended term the Employee's employment hereunder shall terminate pursuant to Paragraph 7.3 or 7.4, the amounts payable pursuant to such applicable paragraph to or for the benefit of the Employee following such termination of employment shall, notwithstanding anything to the contrary contained in Paragraph 7.3 or 7.4, not be paid beyond the longer of (i) the period that would have been applicable under Paragraph 7.3 or 7.4, as the case may be, if the term of Employee's employment had not theretofore been extended pursuant to Paragraph
9.1 or (ii) twelve months.

         10.      Covenant Not to Compete.

                  The Employee recognizes that the services to be performed by the Employee hereunder are special, unique and extraordinary and that by reason of his employment hereunder, the Employee will acquire confidential information and trade secrets concerning the Corporation's operation and the operations of the Corporation's affiliates. Accordingly, for all purposes hereunder or in respect hereof, the Employee agrees that during the longer of (i) any period or periods in or in respect of which the Employee is receiving or has received the compensation provided for in Paragraph 3.2 hereof whether or not the Employee is employed by or rendering services to the Corporation during such period or periods), or (ii) the period of the Employee's employment hereunder and a period of two years after termination of such employment (whether voluntary on the Employee's part or otherwise and for or without cause) (except that such period of two years shall be (A) reduced to one year if the Employee shall have remained in the employ of the Corporation hereunder for an aggregate period of at least six years and (B) eliminated entirely if such aggregate period shall be at least nine years), the Employee will not, directly or indirectly, as an officer, director, stockholder, partner, associate, employee, consultant, owner, agent, creditor, co-venturer or otherwise, become or be interested in or be associated with any other corporation, firm or business engaged, in any geographical area in which the Corporation or any of its affiliates are so engaged, in the same or any similar or competitive business with that of the Corporation or with that of the Corporation's affiliates. The Employee's ownership, directly or indirectly, of not more than two percent of the issued and outstanding stock (or debt obligations not aggregating more than $500,000) of any corporation the shares of which are regularly traded on a national securities exchange or in the over-the-counter market shall not in any event be deemed to be a violation of the provisions of this Paragraph. The Corporation shall be entitled, in addition to any other right and remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or

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restraining the Employee from any violation or threatened violation of this
Paragraph, and the Employee hereby consents to the issuance of such injunction; provided, however, the foregoing shall not prevent the Employee from contesting the issuance of any such injunction on the ground that no violation or threatened violation of this Paragraph had occurred. If any of the restrictions contained herein shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this paragraph shall then be enforceable in the manner contemplated hereby. A violation by the Employee of the covenant not to compete contained in this Paragraph 10 shall not give the Corporation a right to claim damages from the Employee based upon or measured by, in whole or in part, the amount paid to the Employee pursuant to Paragraph 3.1.

         11.      Confidentiality.

                  The Employee shall not divulge to anyone, either during or at any time after the termination of his employment, any information constituting a trade secret acquired by him concerning the Corporation and its affiliates' trade secrets. The Employee acknowledges that any such information is of a confidential and secret character and of great value to the Corporation and its affiliates, and upon the termination of his employment the Employee shall forthwith deliver up to the Corporation all notebooks and other data in his possession relating thereto. The Corporation shall be entitled, in addition to any other right and remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the Employee from any violation or threatened violation of this Paragraph, and the Employee hereby consents to the issuance of such injunction; provided, however, the foregoing shall not prevent the Employee from contesting the issuance of any such injunction on the injunction on the ground that no violation or threatened violation of this Paragraph had occurred.

         12.      Indemnification.

                  The Corporation will indemnify the Employee and his legal representatives, to the fullest extent permitted by the laws of the State of Delaware and the existing By-laws of the Corporation, and the Employee shall be entitled to the protection of any insurance policies the Corporation may elect to maintain generally for the benefit of its directors and officers, against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives in connection with any action, suit or preceding to which he or his legal representatives may be made a party by reason of his being or having been a director or officer of the Corporation or any of its subsidiaries. This Paragraph 12 will survive termination of Agreement.

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         13.      Notices.

                  Any notice or other communication required to or which may be given to any party hereunder shall be in writing and shall be deemed given effectively if delivered personally to such party (or, in the case of the Corporation, to the General Counsel), if given by facsimile transmission, receipt confirmed, or if mailed by registered or certified mail, postage prepaid, addressed to such party as follows (the date of mailing of any such notice is deemed the date of delivery thereof):

                  To Employee:

                  Harvey Houtkin
                  99 Oratam Road
                  Airmont, New York 10952

                  To the Corporation:

                  All-Tech Investment Group, Inc.
                  160 Summit Ave.
                  Montvale, NJ 07645

                  With a copy given in the aforesaid manner to:

                  Linda Lerner, Esq.
                  All-Tech Investment Group, Inc.
                  Montvale, New Jersey 07645

         Any party may change the persons and addresses to which notices or other communications are to be sent by giving notice of such change to the other party in the manner provided herein for giving notice.

         14. Employee's Representations and Warranties.

                  The Employee, in order to induce the Corporation to enter into and perform this Agreement, represents and warrants to the Corporation that he is not a party to any contract, agreement or understanding which prevents or prohibits the Employee from entering into this Agreement or fully performing all of his obligations hereunder. In the event of any material inaccuracy in or material breach of the foregoing representations or warranties, the Corporation shall have the right to terminate this Agreement forthwith without any liability, hereunder or otherwise, to the Employee.


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         15.      Miscellaneous.

                  15.1 The Employee recognizes that this Agreement is personal to him and none of the Employee's obligations under this Agreement may be assigned or delegated by him. The Corporation may assign to any affiliate such of the Corporation's rights and obligations hereunder as such assignee has the power to perform and as may be enjoyed or discharged by such affiliate without interfering with the rights or prerogatives of the Employee under this Agreement, but the Corporation nevertheless shall remain liable for the full performance of all of its obligations hereunder. This Agreement shall also be assignable by the Corporation and be binding upon any corporate successor in interest incident to any merger, consolidation or sale of all or substantially all of the assets and business of the Corporation.

                  15.2 This Agreement is to be governed by and interpreted in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed wholly within such State.

                  15.3 Notwithstanding anything to the contrary herein, nothing herein is intended to or shall operate to restrict the right of the Corporation and its subsidiaries to amend, terminate or modify, in accordance with the terms thereof, any or all of the employee benefit programs or practices referred to in this Agreement or otherwise heretofore or hereafter adopted by the Corporation or any of its affiliates; provided, however, no such amendment, termination or modification shall diminish or impair any rights specifically granted to the Employee in this Agreement.

                  15.4 As used herein the term "affiliate" of any corporation shall mean and include any other corporation, partnership or other entity or enterprise which, directly or indirectly, is controlled by, controls or is under common control with, such corporation. For the purposes of the preceding sentence the word "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

                  15.5 If either party should waive any breach of any provision of this Agreement, such party will not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provisions of this Agreement.

                  15.6 This instrument is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, cancelled or discharged except by written instrument executed by both parties hereto. The parties do not intend to confer any benefit hereunder on any third person and, without limiting

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the generality of the foregoing, the parties may, in writing, without notice to or consent of any third person, at any time waive any rights hereunder or amend this Agreement in any respect or terminate this Agreement.

                  15.7 The termination of the Employee's employment hereunder shall not affect those provisions of this Agreement that by their terms apply to any period or periods subsequent to such termination.

                  15.9 In the event any amounts or other benefits are payable to or for the Employee (or to his legal representatives or other successors) pursuant to Paragraphs 7.3, 7.4 or 8 in respect of any period following the termination of his employment hereunder, such amounts or other benefits shall not be reduced in any manner by reason of (i) the amount paid to the Employee pursuant to Paragraph 3.1 or (ii) any other earnings, income or benefits of or to the Employee from any other source.

                  15.10 Paragraph headings are inserted herein for convenience only and do not constitute a part and shall not affect the interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          ALL-TECH INVESTMENT GROUP, INC.

                                          By: s/Harvey Houtkin
                                              ---------------------------
                                                Chairman of the Board




                                              s/Harvey Houtkin
                                              ---------------------------
                                                Harvey Houtkin











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